                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OXFORD HEALTH PLANS, INC.
                            (a Delaware corporation)


      OXFORD HEALTH PLANS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is Oxford Health Plans, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 17, 1984, and the name under which it was originally incorporated was Integrated Health Plans, Inc.

      2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation (as previously amended and restated) and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, the written consent of the stockholders of the Corporation was given in accordance with
Section 228 of the General Corporation Law of the State of Delaware, and written notice to the stockholders who did not consent in writing was provided as required by Section 228 of the General Corporation Law of the State of Delaware.

      3. The text of the present Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read in full as set forth on the attached Exhibit A.

      IN WITNESS WHEREOF, OXFORD HEALTH PLANS, INC. has caused this Second Amended and Restated Certificate of Incorporation to be signed by Stephen F. Wiggins, its President, and attested by Donald V. Barrett, its Secretary, this 13th day of August, 1991.

                                          OXFORD HEALTH PLANS, INC.


                                          By: /s/ S.F. WIGGINS
                                              ----------------------------
                                              Stephen F. Wiggins
                                              President

ATTESTED:

By: /s/ D.V. BARRETT
    -----------------------
    Donald V. Barrett
    Secretary

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy



                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OXFORD HEALTH PLANS, INC.
                            (a Delaware Corporation)

                                  ARTICLE FIRST

                                      Name

   The name of the corporation is OXFORD HEALTH PLANS, INC. (the "Corporation").

                                 ARTICLE SECOND

                                   Purpose

   The purposes for which the Corporation is formed are as follows:

      1. To establish a plan or plans under which the Corporation, directly or through one or more subsidiaries or affiliates, may provide health services and/or any form of health insurance to subscribers both individually and in groups; to engage in all of the activities of a health services or health maintenance or health insurance organization, however designated, as permitted by applicable law. Health services may include diagnostic services, preventive medicine and medical treatment in clinics, hospitals, treatment centers, or other medical facilities or institutions by licensed physicians, nurses and other health services personnel and the furnishing of drugs and other medical products and equipment;

      2. To establish, operate, and maintain medical service centers, clinics and other medical facilities;

      3. To contract for medical and related services with physicians, hospital service corporations, medical service corporations and other corporations, plans, persons and entities;

      4. To own or contract with mutual and stock insurance companies, underwriters and other corporations and persons for and in connection with health insurance;

      5. To contract with agencies of federal, state and local governments;

      6. To acquire by purchase, lease or otherwise, and to construct, own, hold, use maintain, improve, and operate, and to sell, lease, and otherwise dispose of real and
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                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

personal property;

      7. To form, participate in or acquire other health service or health maintenance organizations or health insurance companies or other business entities;

      8. In general to perform and do, whether directly or indirectly and whether alone or in conjunction or cooperation with other persons and organizations of every kind and nature, all other acts and things incidental to or in furtherance of the accomplishment of the purposes of the Corporation, and to sue and exercise all applicable powers conferred from time to time by applicable law; and

      9. To engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "Delaware Statute").

                                  ARTICLE THIRD

                                Registered Office

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE FOURTH

                                  Capital Stock

      The total authorized capital stock of the Corporation consists of 15,000,000 shares, of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 13,000,000 are shares of Common Stock, $.01 par value, ("Common Stock"). The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

      1. The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

      (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

      (ii) the annual dividend rate (or method of determining such rate) for the particular series, the date or dates upon which such dividends shall be payable, and the date or dates or method of determining the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

      (iii) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

      (iv) the right, if any, of the holders of a particular series or the Corporation to convert such stock into other classes or series of stock or to exchange such stock for shares of any other class of stock or series thereof, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, of such conversion;

      (v) the obligation, if any, of the Corporation to purchase and retire and redeem, in whole or in part, shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account;

      (vi) the voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66 2/3% of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the certificate of incorporation;

      (vii) the ranking of the shares of the series as compared with shares of other series of the Preferred Stock in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

      (viii) any other rights, obligations, or provisions which may be so determined to the fullest extent permitted by Delaware law.

   All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except in so far as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

      2. All shares of Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of any one series of Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

      3. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all questions presented to shareholders of the Corporation. The rights of holders of Common Stock shall be subject to the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock.

                                  ARTICLE FIFTH

                  Management of the Affairs of the Corporation

      Except as otherwise provided by this Certificate of Incorporation or as may otherwise be provided in the By-Laws of the Corporation, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal By-Laws of the Corporation.

                                  ARTICLE SIXTH

                              Election of Directors

      Election of Directors of the Corporation need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

                                 ARTICLE SEVENTH

                              Meetings of the Board

      The Board of Directors shall have the power to hold its meetings within or outside the State of Delaware, at such place as from time to time may be designated by the By-Laws or by resolution of the Board.

                                 ARTICLE EIGHTH

                                 Indemnification

      The Corporation shall indemnify its officers and directors to the fullest extent permitted by law.

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

                                  ARTICLE NINTH

                              Director's Liability

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

                                  ARTICLE TENTH

                               Stockholder Action

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such holders.

                                ARTICLE ELEVENTH

                 Vote Required for Certain Business Transactions

      1. In addition to the requirements of the provisions of any series of Preferred Stock which may be outstanding, and whether or not a vote of the stockholders is otherwise required, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation); provided, however, that the eighty percent (80%) voting requirement shall not be applicable if (i) the Business Transaction is duly approved by the continuing Directors, or (ii) all of the following conditions are satisfied:

            (a) the Business Transaction is a merger or consolidation or sale of substantially all of the assets of the Corporation, and the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such merger or consolidation or on the date of distribution to stockholders of the Corporation of the proceeds from such sale of assets) by holders of Common Stock of the Corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Common Stock Purchase Price;

            (b) after such Related Person has become the Beneficial Owner of not less than twenty percent (20%) of the voting power of the Voting Stock and

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

                  prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (x) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or (y) as a result of a pro rata stock dividend or stock split; and

            (c) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (x) received the benefit (other than only a proportionate benefit as a stockholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its subsidiaries, (y) caused any material change in the Corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation or (z) except as duly approved by the Continuing Directors, caused the Corporation to fail to declare and pay quarterly cash dividends on the outstanding Common Stock on a per share basis at least equal to the cash dividends being paid thereon by the Corporation immediately prior to the date on which the Related Person became a Related Person.

      (2) For the purpose of this Article ELEVENTH:

      (i) The term "Business Transaction" shall mean (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, with limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transaction) of all or any Substantial Part of the assets of an entity to the Corporation or a subsidiary of the Corporation, (d) the issuance, sale, exchange, transfer or other disposition (in one transaction or in a series of related transactions) by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of $20,000,000 or more, (e) any recapitalization or reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of Voting Stock outstanding, (f) any liquidation, spinoff, splitoff, splitup or dissolution of the Corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

      (ii) The term "Related Person" shall mean and include (a) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or was the Beneficial Owner of not less than ten percent (10% ) of the voting power of the Voting Stock (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation or (z) as of the record date for the vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the Corporation, a wholly-owned subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

      (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on August 13, 1991; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Voting Stock.

      (iv) The term "Highest Common Stock Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the Corporation (including any brokerage commission, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person, at any time while such Related Person was a Related Person or within one year prior to the date such Related Person became a Related Person, whichever is higher; provided, however, that the Highest Common Stock Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of Common Stock of the Corporation between the last date upon which such Related Person paid the Highest Common Stock Purchase Price to the effective date of the merger or consolidation or the date of distribution to stockholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in subparagraph (a) of Section 1 of this Article ELEVENTH.

      (v) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidation balance sheet of such entity existing at the time the

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

             shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

      (vi) In the event of a merger in which the Corporation is the surviving corporation, for the purpose of subparagraph (a) of Section 1 of this Article ELEVENTH, the phrase "property, securities or other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its stockholders (other than such Related Person).

      (vii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purpose of this Article ELEVENTH as one class.

      (viii) The term "Preferred Stock" shall mean each class of series of capital stock which may from time to time be authorized in or by Article FOURTH of this Certificate of Incorporation which is not designated as "Common Stock".

      (ix) The term "Continuing Director" shall mean a Director who either was a member of the Board of Directors of the Corporation on August 13, 1991, or who became a Director of the Corporation subsequent to such date and whose election, or nomination for election by the Corporation's stockholders, was Duly Approved by the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for Director, without due objection to such nomination; provided, however, that in no event, shall a Director be considered a "Continuing Director" if such Director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation).

      (x) The term "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

      (xi) The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

      (xii) The term "Associate", used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which such specified person is an officer or partner (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Corporation or any of its parents or subsidiaries and (d) any person who is a Director, officer or partner of such specified person or of any corporation (other than the Corporation or any wholly-owned subsidiary of the Corporation), partnership or other entity which is an Affiliate of such specified person.

3. For the purpose of this Article ELEVENTH, so long as Continuing Directors constitute at least a majority of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information know to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (c) of Section 1 of this Article ELEVENTH, and (vii) such other matters with respect to which a determination is required under this Article ELEVENTH; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article ELEVENTH.

4. Nothing contained in this Article ELEVENTH shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

5. The fact that any Business Transaction complies with the provisions of
   Section 1 of this Article ELEVENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the stockholders of the Corporation.

                                 ARTICLE TWELFTH

           Board of Directors; Numbers; Qualifications; Classification

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

1. (i) The number of Directors shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Directors need not be stockholders.

      (ii) Unless waived by the Board of Directors, no person not already a director shall be eligible to be elected to or serve as a director unless such person's candidacy shall have been notified to the Board of Directors at least seventy-five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting and seventy-five (75) days before the corresponding date that had been the record date of the previous year's annual meeting in the event of an election at an annual meeting. Any such notification pursuant to this subparagraph
            (ii) shall be effective and such person shall be eligible to be elected or to serve only if the notification contains all information concerning such person which would be required to be included in a proxy statement pursuant to the rules and regulations under the Securities Exchange Act of 1934 or any successor provisions.

      (iii) The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The term of the initial Class I Directors shall terminate on the date of the 1992 annual meeting of stockholders; the term of the initial Class II Directors shall terminate on the date of the 1993 annual meeting of stockholders, and the term of the initial Class III Directors shall terminate on the date of the 1994 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of Directors whose term expires at that annual meeting, other than those Directors elected under particular circumstances by a separate class vote of the holders of any class or series of Preferred Stock, shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

2. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such written notice shall be necessary to make a Director's resignation effective. Except as may be provided in the terms of any class or series of Preferred Stock relating to the rights of the holders of such class or series to elect, by separate class vote, additional Directors, any Director or the entire Board of Directors may be removed only for cause, and only by the holders of 80% of the shares then

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

      entitled to vote at an election of Directors. Unless otherwise provided in this Certificate of Incorporation or in the By-Laws, vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors, although less than a quorum, then remaining in office and elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of Directors or, in the event that there is only one such Director, by such sole remaining Director, and the Directors so chosen shall hold office for a term that shall coincide with the term of the class to which such Director shall have been elected.

3. In the event that the holders of any class or series of Preferred Stock are entitled, by a separate class vote, to elect Directors pursuant to the terms of such class or series, then the provisions of such class or series with respect to such rights of election shall apply to the election of such Directors. The number of Directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such class or series, the number of directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next Annual Meeting of the Stockholders and without regard to the classification of the remaining members of the Board of Directors, and vacancies among Directors so elected by the separate class vote of any such class or series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining Directors elected by such class or series, or, if there are no such remaining Directors, by the holders of such class or series in the same manner in which such class or series initially elected a Director.

            If at any meeting for the election of Directors, more than one class of stock, voting separately as classes, shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding absence of a quorum of the other class or classes of stock.

                               ARTICLE THIRTEENTH

                              Amendment of By-Laws

      Subject to any limitations imposed by this Certificate of Incorporation, the Board of Directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation, Any By-Laws made by the Directors under the powers conferred hereby may be amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), no provisions of the By-Laws shall be adopted, amended, or repealed by the stockholders without an affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled

                                                                    Exhibit 3(b)
                                                                          Part 1
                                                                  Conformed Copy

to vote generally in the election of Directors, considered for the purposes of this Article as a single class.

                               ARTICLE FOURTEENTH

                      Higher Vote Requirement for Amendment

      Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of Articles TENTH, ELEVENTH, TWELFTH, THIRTEENTH OR FOURTEENTH hereof may not be amended or repealed unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purpose of this Article as a single class.

                                                                    Exhibit 3(b)
                                                                          Part 2
                                                                  Conformed Copy

                         CERTIFICATE OF AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OXFORD HEALTH PLANS, INC.


      Oxford Health Plans, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that at a meeting of the stockholders of the Corporation held on September 17, 1993, it was resolved by the duly adopted vote of the stockholders in accordance with
Section 242 of the General Corporation Law of the State of Delaware that the first sentence of the first paragraph of Article Fourth of the Corporation's Second Amended and Restated Certificate of Incorporation be amended to read as follows:

                                 ARTICLE FOURTH

                                  Capital Stock

The total authorized capital stock of the Corporation consists of 27,000,000 shares of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 25,000,000 are shares of Common Stock, $.01 par value, ("Common Stock").

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Stephen F. Wiggins, its Chairman of the Board of Directors, and attested by Donald V. Barrett, its Secretary, this 17th day of September, 1993.

                                             OXFORD HEALTH PLANS, INC.



                                             By: /s/  S.F. WIGGINS
                                                -------------------------------
                                             Stephen F. Wiggins
                                             Chairman of the Board
                                             of Directors

ATTEST:

By: /s/ D.V. BARRETT
   -----------------------------
   Donald V. Barrett
   Secretary

                                                                    Exhibit 3(b)
                                                                          Part 3
                                                                  Conformed Copy

                         CERTIFICATE OF AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED,
                                       OF
                            OXFORD HEALTH PLANS, INC.


      Oxford Health Plans, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that at a meeting of the stockholders of the Corporation held on March 3, 1995, it was resolved by the duly adopted vote of the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware that the first sentence of the first paragraph of Article Fourth of the Corporation's Second Amended and Restated Certificate of Incorporation, as amended, be amended to read as follows:

                                 ARTICLE FOURTH

                                  Capital Stock

The total authorized capital stock of the Corporation consists of 202,000,000 shares, of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 200,000,000 are shares of Common Stock, $.01 par value, ("Common Stock").

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Stephen F. Wiggins, its Chief Executive Officer, this 6th day of March, 1995.


                                          OXFORD HEALTH PLANS, INC.


                                          By: /s/ S.F. WIGGINS
                                             ------------------------------
                                             Stephen F. Wiggins
                                             Chief Executive Officer

                                                                    Exhibit 3(b)
                                                                          Part 4
                                                                  Conformed Copy

                         CERTIFICATE OF AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED,
                                       OF
                            OXFORD HEALTH PLANS, INC.


      Oxford Health Plans, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that at a meeting of the stockholders of the Corporation held on April 22, 1997, it was resolved by the duly adopted vote of the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware that the first sentence of the first paragraph of Article Fourth of the Corporation's Second Amended and Restated Certificate of Incorporation, as amended, be amended to read as follows:

                                 ARTICLE FOURTH

                                  Capital Stock

The total authorized capital stock of the Corporation consists of 402,000,000 shares, of which 2,000,000 are shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 400,000,000 are shares of Common Stock, $.01 par value, ("Common Stock").

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Stephen F. Wiggins, its Chief Executive Officer, this 1st day of May, 1997.


                                          OXFORD HEALTH PLANS, INC.



                                          By: /s/ S.F. WIGGINS
                                              --------------------------------
                                              Stephen F. Wiggins
                                              Chief Executive Officer

                                                                    Exhibit 3(b)
                                                                          Part 5

                                                                       Conformed

                           CERTIFICATE OF DESIGNATIONS

                                       of

                       SERIES A CUMULATIVE PREFERRED STOCK

                                       of

                            OXFORD HEALTH PLANS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)



            Oxford Health Plans, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.01 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

            Series A Cumulative Preferred Stock:

            I.    Designation and Amount

            The designation of this series of shares shall be "Series A Cumulative Preferred Stock" (the "Series A Preferred Stock"); the stated value per share shall be $1,000 (the "Stated Value"); and the number of shares constituting such series shall be 300,000. The number of shares of the Series A Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series A Preferred Stock then outstanding.

            II.   Rank

            A. With respect to dividend rights, the Series A Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series A Preferred Stock as to payment of dividends, (ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series A Preferred Stock as to payment of dividends, including the Series B Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Preferred Stock") and (iii) prior to the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity, including the Series B Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series A Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

            B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up,
(ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, including the Series B Preferred Stock, and (iii) prior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereinafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series A Preferred Stock ranks on parity, including the Series B Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series A Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

            C. The Series A Preferred Stock shall be subject to the creation of

Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities") but no Parity Dividend Securities or Parity Liquidation Securities (collectively, "Parity Securities") (other than the Series B Preferred Stock), or Senior Dividend Securities or Senior Liquidation Securities (collectively, "Senior Securities") shall be created except in accordance with the terms hereof and the Investment Agreement, including, without limitation,
Article VIII, Section F hereof.

            III.  Dividends

            A. Dividends. Prior to the Second Anniversary Date, shares of Series A Preferred Stock shall accumulate dividends at a rate of 8.243216% per annum, payment of which may be made in cash or by the issuance of additional shares of Series A Preferred Stock (which, upon issuance, shall be fully paid and nonassessable), at the option of the Company; provided that if any such dividend is paid after the Second Anniversary Date, such dividend shall be paid in cash. On and after the Second Anniversary Date, shares of Series A Preferred Stock shall accumulate dividends at a rate of 8% per annum, which dividends shall be paid in cash. On and prior to the Second Anniversary Date, dividends shall be paid annually on the anniversary of the original issuance of Series A Preferred Stock, and thereafter dividends shall be paid in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

            B. Accumulation. Dividends on the Series A Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full or any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "Arrearage") at the annual rate then in effect as provided in Section A of this Article III (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series A Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

            C. Method of Payment. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After the Second Anniversary Date, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series A Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series A Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            IV.   Liquidation Preference

            In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared, and
(ii) the Stated Value thereof, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full, the holders of Series A Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior

Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series A Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series A Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

            Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV, but the holders of shares of Series A Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

            V.    Redemption

            A. Optional Redemption. The Corporation shall not have any right to redeem any shares of Series A Preferred Stock prior to the fifth anniversary of the original issuance of the Series A Preferred Stock. On and after such date, the Corporation shall have the right, at its option and election, to redeem all the outstanding shares of Series A Preferred Stock, in whole but not in part, at any time, in accordance with the provisions of this Article V. The redemption price for such shares of Series A Preferred Stock shall be paid in cash out of funds legally available therefor and shall be in an amount per share equal to the sum of (i) the amount, if any, of all unpaid dividends accumulated thereon to the date of actual payment of the Redemption Price, whether or not such dividends have been declared, and (ii) the Stated Value thereof (the "Redemption Price").

            B. Mandatory Redemption. On the tenth anniversary of the original issuance of the Series A Preferred Stock (the "Mandatory Redemption Date"), the Corporation shall redeem (the "Mandatory Redemption") all outstanding shares of Series A Preferred Stock by paying the Redemption Price therefor in cash out of funds legally available for such purpose.

            C. Notice and Redemption Procedures. Notice of the redemption of shares of Series A Preferred Stock pursuant to Section A or B hereof (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series A Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the date fixed for redemption, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock held by any other holder. Notwithstanding the foregoing, in the event that contemporaneously with or prior to the delivery of a Notice of Redemption, the Corporation irrevocably deposits, in accordance with Section F of this Article V, funds sufficient to pay the aggregate Redemption Price for the Series A Preferred Stock, such Notice of Redemption shall be delivered not more than 120 days nor fewer than 30 days prior to the Redemption Date; provided, however, that, if such Notice of Redemption is delivered fewer than 60 days prior to the Redemption Date and the Investor or any of its Affiliates Beneficially Owns shares of Series A Preferred Stock as of the date of the Notice of Redemption and uses its reasonable best efforts to consummate the sale of its shares of Series A Preferred Stock prior to the stated Redemption Date but has not completed the sale of all the Series A Preferred Stock Beneficially Owned by the Investor and its Affiliates (or such other amount desired to be sold by the Investor and its Affiliates), the Corporation shall, at the option of the Investor (or any such Affiliate), delay such Redemption Date for a period not to exceed 30 days as requested by the Investor (or any such Affiliate) in order to complete such sale or sales, and shall notify the holders of Series A Preferred Stock of such delay within five days of receiving the request therefor. Any delay of the Redemption Date pursuant to the proviso to the preceding sentence shall be requested by the Investor (or its Affiliate) in writing no later than the tenth day preceding the then-scheduled Redemption Date stated in the Notice of Redemption. The Redemption Date stated in a Notice of Redemption shall not be delayed more than once in connection with the redemption of shares of Series A Preferred Stock pursuant to such Notice of Redemption. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series A Preferred Stock to be redeemed, in each case, not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Redemption Date, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the Redemption Date, all dividends on shares of Series A Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Redemption Date. Prior to any Redemption Date that has been fixed by the Company, other than in connection with the Mandatory Redemption, the Corporation shall take all measures reasonably requested by the Investor to facilitate a sale or other disposition of Series A Preferred Stock by the Investor or its Affiliates prior to such Redemption Date, including, without limitation, participation in due diligence sessions and provision of information about the management, business and financial condition of the Corporation, preparation of offering memoranda, private placement memoranda and other similar documents and preparation and delivery of such other certificates or documents reasonably requested by the Investor. For so long as the Investor or an Affiliate of the Investor holds any shares of Series A Preferred Stock, no Notice of Redemption in connection with a redemption pursuant to Section A or B of this Article V shall be delivered unless (i) the Corporation's preferred stock is rated Baa or better by Moody's or BBB or better by S&P, or in the event the Corporation's preferred stock is not rated by Moody's and S&P, the Corporation's unsecured debt is rated Baa or better by Moody's or BBB or better by S&P or (ii) the Corporation has sufficient funds reasonably available under committed lines of credit or other similar sources of financing established with financially sound financing providers to pay, on the Redemption Date, the aggregate Redemption Price in connection with such redemption (and shall reserve such funds or availability for the payment of the aggregate Redemption Price); provided, that the Corporation may deliver a Notice of Redemption without complying with the foregoing conditions if prior to, or contemporaneously with, the delivery of such notice the Corporation irrevocably deposits in accordance with Section F of this Article V funds sufficient to pay the aggregate Redemption Price for the Series A Preferred Stock.

            D. Change of Control. In the event there occurs a Change of Control, any holder of record of shares of Series A Preferred Stock, in accordance with the procedures set forth in Section E hereof, may require the Corporation to redeem any or all of the shares of Series A Preferred Stock held by such holder at the Redemption Price therefor.

            E. Change of Control Notice and Redemption Procedures. Notice of any Change of Control shall be sent to the holders of record of the outstanding shares of Series A Preferred Stock not more than five days following a Change of Control, which notice (a "Change of Control Notice") shall describe the transaction or transactions constituting such Change of Control and set forth each holder's right to require the Corporation to redeem any or all shares of Series A Preferred Stock held by him or her out of funds legally available therefor, the Redemption Date (which date shall be not more than 30 days from the date of such Change of Control Notice) and the procedures to be followed by such holders in exercising his or her right to cause such redemption; provided, however, that if shares of Series A Preferred Stock are owned by more than 50 holders or groups of Affiliated holders and if the Series A Preferred Stock is listed on any national securities exchange or quoted on any national quotation system, the Corporation shall give such Change of Control Notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following such Change of Control and, in any case, a similar notice shall be mailed concurrently to each holder of shares of Series A Preferred Stock. Failure by the Corporation to give the Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Change of Control Notice, shall not prejudice the rights of any holder of shares of Series A Preferred Stock to cause the Corporation to redeem any such shares held by him or her. In the event a holder of shares of Series A Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series A Preferred Stock pursuant to Section D hereof, such holder shall deliver, prior to the Redemption Date as set forth in the Change of Control Notice, or, if the Change of Control Notice is not given as required by this Section E, at any time following the last day the Corporation was required to give the Change of Control Notice in accordance with this Section E (in which case the Redemption Date shall be the date which is the later of (x) 30 days following the last day the Corporation was required to give the Change of Control Notice in accordance with this Section E and (y) 15 days following the delivery of such election by such holder), a written notice, in the form specified by the Corporation (if the Corporation did in fact give the notice required by this Section E), to the Corporation so stating, and specifying the number of shares to be redeemed pursuant to Section D hereof; provided, however, that if all of the shares of the Series A Preferred Stock are owned by 50 or fewer holders or groups of affiliated holders, such holders or groups may deliver a notice or an election to redeem at any time within 90 days following the occurrence of a Change of Control without awaiting receipt of a Change of Control Notice or the expiration of the time allowed for the delivery of a Change of Control Notice hereunder. The Corporation shall redeem the number of shares so specified on the Redemption Date fixed by the Corporation or as provided in the preceding sentence. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series A Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

            F. Deposit of Funds. The Corporation shall, on or prior to any Redemption Date pursuant to this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series A Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption or Change of Control Notice, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series A Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series A Preferred Stock after the Redemption Date for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series A Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

            VI.   Exchange of Series A Preferred Stock

            A. The Series A Preferred Stock shall be exchangeable, at any time, at the option of the Corporation and to the extent permitted by applicable law, in whole but not in part, on any Dividend Payment Date for Junior Subordinated Debentures (issued pursuant to an indenture (the "Indenture") prepared in accordance with the Investment Agreement), in principal amount of $1,000 per share of Series A Preferred Stock (a "Debenture" and, collectively, the "Debentures"), in accordance with this Article VI:

            (i) Each share of Series A Preferred Stock shall be exchangeable at the offices of the Corporation and at such other place or places, if any, as the Board of Directors may designate. Except with the prior written consent of the holders of all outstanding shares of Series A Preferred Stock, the Corporation may not exchange any shares of Series A Preferred Stock if (a) full cumulative dividends, to the extent payable or deemed payable through the date of exchange, have not been paid or set aside for payment on all outstanding shares of the Series A Preferred Stock, (b) the Corporation has failed to amend its Certificate of Incorporation pursuant to Delaware law to confer the power to vote upon holders of the Debentures as shall be contemplated by the Indenture or (c) such exchange could result in any tax consequence to the Investor or any of its Affiliates which is materially adverse.

            (ii) Prior to giving notice of its intention to exchange, the Corporation shall execute and deliver to a bank or trust company selected by the Board of Directors and, if required by applicable law, qualify under the Trust Indenture Act of 1939, as amended, the Indenture.

            (iii) The Corporation shall mail written notice of its intention to exchange Series A Preferred Stock for Debentures (the "Exchange Notice") to each holder of record of shares of Series A Preferred Stock not less than 90 nor more than 120 days prior to the date fixed for exchange.

            (iv) Prior to effecting any exchange provided above, the Corporation shall deliver to each holder of shares of Series A Preferred Stock an opinion of nationally recognized legal counsel to the effect that: (i) each of the Indenture and the Debentures have been duly authorized and executed by the Corporation and, when delivered by the Corporation in exchange for shares of Series A Preferred Stock, will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; (ii) the exchange of the Debentures for the shares of Series A Preferred Stock shall not violate the provisions of this Article VI or of the Delaware General Corporation Law, including Section 221 thereof; and (iii) the exchange of the Debentures for the shares of Series A Preferred Stock is exempt from the registration requirements of the Securities Act or, if no such exemption is available, that the Debentures have been duly registered for such exchange under such Act.

            (v) Upon the exchange of shares of Series A Preferred Stock for Debentures, the rights of the holders of shares of Series A Preferred Stock as stockholders of the Corporation shall terminate and such shares shall no longer be deemed outstanding.

            (vi) Before any holder of shares of Series A Preferred Stock shall be entitled to receive Debentures, such holder shall surrender the certificate or certificates therefor, at the office of the Corporation or at such other place or places, if any, as the Board of Directors shall have designated, and shall state in writing the name or names (with addresses) in which he or she wishes the certificate or certificates for the Debentures to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of Series A Preferred Stock, or to his or her nominee or nominees, certificates for the Debentures to which he or she shall be entitled as aforesaid. Shares of Series A Preferred Stock shall be deemed to have been exchanged as of the close of business on the date fixed for exchange as provided above, and the Person or Persons entitled to receive the Debentures issuable upon such exchange shall be treated for all purposes (including the accrual and payment of interest) as the record holder or holders of such Debentures as of the close of business on such date.

            B. For purposes of clause (c) of paragraph (i) of Section A, an exchange of shares of Series A Preferred Stock shall be deemed to be an exchange that could result in a tax consequence to the Investor or any of its Affiliates which is materially adverse only if the Investor or its Affiliate shall have delivered to the Corporation a written notice to such effect on or before the fifteenth day after its receipt of the Exchange Notice (an "Objection Notice"), which Objection Notice shall be prepared in good faith and shall specify in reasonable detail the nature of such tax consequences which could result from the exchange (other than the difference between the tax treatment of distributions on the Series A Preferred Stock and interest payments on the Debentures); provided, that the Investor or its Affiliates shall not deliver an Objection Notice unless the Investor and its Affiliates Beneficially Own, in the aggregate, at least 1,000 shares of Series A Preferred Stock at the time of delivery of such Objection Notice to the Corporation. If the Corporation receives an Objection Notice, then the Corporation shall not exchange the shares of Series A Preferred Stock of the Investor and its Affiliates and the Corporation shall, within 15 days after its receipt of the Objection Notice mail written notice to the effect that it is canceling the proposed exchange of shares of Series A Preferred Stock to each holder of record of shares of Series A Preferred Stock to which it mailed the Exchange Notice.

            C. Shares of the Series A Preferred Stock may be exchanged for Warrant Shares pursuant to Section 4 of the Warrants.

            VII.  Restrictions on Dividends

            So long as any shares of the Series A Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series A Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series A Preferred Stock, all dividends declared on the Series A Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series A Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series A Preferred Stock and such Parity Dividend Securities bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit (i) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series A Preferred Stock or any Parity Dividend Security by the Corporation in accordance with the terms of such securities or of any shares of Trust Preferred Stock (as defined in Section F of Article VIII) or (ii) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by the Corporation of any Junior Dividend Securities by the Corporation in accordance with obligations in existence at the time of original issuance of the Series A Preferred Stock.

            VIII. Voting Rights

            A. The holders of shares of Series A Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

            B. So long as any shares of the Series A Preferred Stock are outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series A Preferred Stock shall vote together with shares of Common Stock (and any shares of Series B Preferred Stock entitled to vote) as a single class; provided, however, that upon register or transfer on the stock records of the Corporation of a share of Series A Preferred Stock to any Person other than the Investor or an Affiliate of the Investor, the transferee, and any subsequent transferee, shall not be entitled to such voting rights. With respect to any such vote, the Investor (together with its Affiliates) shall be entitled to a number of votes per share of Series A Preferred Stock equal to the quotient of the Investor Aggregate Vote Number, divided by the number of shares of Series A Preferred Stock held by such Investor and its Affiliates as of the record date for such vote. The "Investor Aggregate Vote Number" shall equal the number of Warrant Shares that would be issuable upon the exercise of the Original Warrants (as defined below) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the quotient of the number of Original Series A Preferred Shares (as defined below) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Series A Preferred Shares transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series A Preferred Shares are subsequently acquired by any member of the Investor Group), divided by the number of Original Series A Preferred Shares. The term "Original Warrants" means those Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of the Closing. The term "Original Series A Preferred Shares" means those shares of Series A Preferred Stock Beneficially Owned by members of the Investor Group, in the aggregate, as of the Closing.

            C. If on any date (i) dividends payable on either the Series A Preferred Stock or the Series B Preferred Stock shall have been in arrears and not paid in full for four consecutive quarterly periods or if dividends shall have been in arrears and not paid in full on the first or second annual anniversary of the original issuance of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, or (ii) the Corporation shall have failed to satisfy its obligation to redeem either shares of Series A Preferred Stock or shares of Series B Preferred Stock pursuant to the relevant Certificate of Designations, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships. Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that if at the time holders of Series A Preferred Stock and Series B Preferred Stock have the right to elect Additional Directors and
(i) the Investor and its Affiliates Beneficially Own, in the aggregate, a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the holders of Series A Preferred Stock and Series B Preferred Stock (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this Section C. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all dividends accumulated on the Series A Preferred Stock and/or Series B Preferred Stock, as the case may be, shall have been paid in full or (b) any redemption obligation with respect to the Series A Preferred Stock and/or the Series B Preferred Stock, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series A Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any other series of Preferred Stock of the Corporation.

            D. In the event that one or more of the Investor Nominees required to be designated for election to the Board of Directors pursuant to the Investment Agreement are not so designated or are not elected to the Board of Directors and the Investor or any of its Affiliates Beneficially Owns shares of Series A Preferred Stock, then the number of directors constituting the Board of Directors shall, without further action, be increased by the number of such Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, and such holder or holders shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a number of directors to the Board of Directors equal to the number of such Investor Nominees not elected to the Board of Directors. Directors elected pursuant to this Section D shall continue as directors and such additional voting right shall continue until such time as the requisite number of Investor Nominees are elected to the Board of Directors pursuant to the Investment Agreement, at which time the directors elected by the Investor and its Affiliates pursuant to this Section D shall cease to be directors (unless elected as Investor

Nominees), and such additional voting rights shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

            E. (a) The foregoing rights of holders of shares of Series A Preferred Stock to take any action as provided in this Article VIII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders.

            (b) Each director elected pursuant to Section C or D hereof shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C or D hereof, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C or D hereof, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares then outstanding and entitled to vote for such director pursuant to the provisions of Section C or D hereof, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C or D hereof, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

            F. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue, or increase the authorized amount of, (i) any Senior Securities or Parity Securities (except Parity Securities to be issued in exchange for all outstanding shares of Series B Preferred

Stock in connection with a simultaneous exchange of Parity Securities for all outstanding shares of Series A Preferred Stock) or (ii) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Mandatory Redemption Date (whether or not only upon the occurrence of a specified event) (except Parity Securities to be issued in exchange for all outstanding shares of Series B Preferred Stock in connection with a simultaneous exchange of Parity Securities for all outstanding shares of Series A Preferred Stock); provided, however, that no consent or vote of the holders of the outstanding shares of the Series A Preferred Stock shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock"). No consent or vote of the holders of the outstanding shares of Series A Preferred Stock shall be required to authorize, create or issue, or increase the authorized amount of, any class or series of Junior Securities, or any security convertible into a stock of any class or series of Junior Securities, except to the extent such action would violate Section H of this Article VIII.

            G. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series A Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series A Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. The terms set forth in this Certificate of Designations may be amended or modifies without the affirmative vote of the stockholders of the Company (other than the holders of the Series A Preferred Stock as provided in the preceding sentence); provided, that the Board of Directors has determined that such amendment or modification will not have a material adverse effect on the Corporation.

            H. Other Securities. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

            IX.   Additional Definitions

            For the purposes of this Certificate of Designations of Series A Preferred Stock, the following terms shall have the meanings indicated:

            "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning. Notwithstanding the foregoing, for all purposes hereof, TPG, and each Person controlled by, controlling or under common control with TPG (each, a "TPG Person"), shall not be deemed an "Affiliate" of any Designated Purchaser Person (as defined below), and no designated Purchaser, and no Person controlled by, controlling or under common control with such Designated Purchaser (each, a "Designated Purchaser Person"), shall be deemed an "Affiliate" of any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement and the transactions contemplated thereby.

            "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings. Notwithstanding the foregoing, for all purposes hereof, no TPG Person shall be deemed to Beneficially Own any securities that are held by any Designated Purchaser Person, and no Designated Purchaser Person shall be deemed to Beneficially Own any securities that are held by any TPG Person or other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

            "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Bylaws" means the Bylaws of the Corporation, as amended.

            "Change of Control" means such time as:

            (i) any Person or Group (other than the Investor, its Affiliates, the Corporation or any Subsidiaries of the Corporation, or any Group composed of such Persons) has become, directly or indirectly, the Beneficial Owner, by way of merger, consolidation or otherwise, of a majority of the voting power of the then-outstanding Voting Securities of the Corporation on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Corporation convertible into or exercisable for Voting Securities of the Corporation (whether or not such securities are then currently convertible or exercisable); or

            (ii) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries to any Person or Group; or

            (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of at least a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or who were approved pursuant to Section
5.02 of the Investment Agreement or Article VIII, Section C, D or E of this Certificate of Designations, cease for any reason to constitute a majority of the directors of the Corporation then in office; or

            (iv) the Corporation consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which immediately after the consummation thereof the Persons owning the then-outstanding Voting Securities of the Corporation immediately prior to such consummation shall not own a majority in the aggregate (by reason of such prior ownership) of the then-outstanding Voting Securities of the Corporation or the surviving entity if other than the Corporation; or

            (v) the adoption of a plan relating to the liquidation or dissolution of the Corporation, whether or not otherwise in compliance with the provisions of this Series A Preferred Stock.

            "Closing" shall have the meaning assigned to such term in the Investment Agreement.

            "Designated Purchaser" has the meaning assigned to such term in the Investment Agreement.

            "Designated Purchaser Person" has the meaning set forth in the definition of "Affiliate."

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

            "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

            "Investment Agreement" means the Investment Agreement, dated as of February 23, 1998, by and between the Investor and the Corporation, as amended, supplemented or otherwise modified from time to time.

            "Investor Group" means, collectively, the Investor, the Designated Purchasers, if any, and the respective Affiliates of such Persons.

            "Investor Nominee" means a person designated for election to the Board of Directors by the Investor pursuant to the Investment Agreement.

            "Investor" means TPG.

            "Moody's" means Moody's Investors Service and its successors. "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 23, 1998, by and between the Investor and the Corporation, as amended, supplemented or otherwise modified from time to time.

            "Second Anniversary Date" means the second anniversary of the original issuance of the Series A Preferred Stock.

            "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

            "Series B Preferred Stock" has the meaning assigned to such term in the Investment Agreement.

            "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, and its successors.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or combination thereof) and (ii) any partnership (A) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "TPG" means TPG Oxford LLC, a Delaware limited liability company.

            "TPG Person" has the meaning set forth in the definition of "Affiliate."

            "Voting Securities" means the shares of Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors.

            "Warrants" means the Series A Warrants issued by the Corporation on pursuant to the Investment Agreement.

            "Warrant Shares" has the meaning assigned to such term in the Warrants.

            X.    Miscellaneous

            A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

            (i) if to the Corporation, to its office at 800 Connecticut Avenue Norwalk, Connecticut 06854 (Attention: General Counsel) or to the transfer agent for the Series A Preferred Stock;

            (ii) if to a holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or

            (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

            B. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General

Corporation Law. All such shares of Series A Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

            C. Enforcement. Any registered holder of shares of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Debentures on exchange of, or other securities or property issued on account of, shares of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Debentures or other securities or property in a name other than that in which the shares of Series A Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

            E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series A Preferred Stock.

            F. Record Dates. In the event that the Series A Preferred Stock shall be registered under either the Securities Act or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series A Preferred Stock.

            IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Secretary and attested by its Controller, this 13th day of May, 1998.

                                    OXFORD HEALTH PLANS, INC.

                                    By: /s/ JEFFERY H. BOYD
                                        -----------------------------------
                                        Jeffery H. Boyd, Executive Vice
                                        President, General Counsel and
                                        Secretary



[Corporate Seal]

ATTEST:

/s/ BRENDAN SHANAHAN
------------------------------------
Brendan Shanahan, Vice President and
Controller

                                                                    Exhibit 3(b)
                                                                          Part 6

                                                                       Conformed

                           CERTIFICATE OF DESIGNATIONS

                                       of

                       SERIES B CUMULATIVE PREFERRED STOCK

                                       of

                            OXFORD HEALTH PLANS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)



            Oxford Health Plans, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.01 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

      Series B Cumulative Preferred Stock:

            I.    Designation and Amount

            The designation of this series of shares shall be "Series B Cumulative Preferred Stock" (the "Series B Preferred Stock"); the stated value per share shall be $1,000 (the "Stated Value"); and the number of shares constituting such series shall be 300,000. The number of shares of the Series B Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the

Series B Preferred Stock then outstanding.

            II.   Rank

            A. With respect to dividend rights, the Series B Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series B Preferred Stock as to payment of dividends, (ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series B Preferred Stock as to payment of dividends, including the Series A Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred Stock") and (iii) prior to the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Series A Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

            B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up,
(ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, including the Series A Preferred Stock, and (iii) prior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereinafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks on parity, including the Series A Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

            C. The Series B Preferred Stock shall be subject to the creation of

Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities") but no Parity Dividend Securities or Parity Liquidation Securities (collectively, "Parity Securities") (other than the Series A Preferred Stock), or Senior Dividend Securities or Senior Liquidation Securities (collectively, "Senior Securities") shall be created except in accordance with the terms hereof and the Investment Agreement, including, without limitation,
Article VIII, Section F hereof.

      III.  Dividends

            A. Dividends. Prior to the Second Anniversary Date, shares of Series B Preferred Stock shall accumulate dividends at a rate of 9.308332% per annum, payment of which may be made in cash or by the issuance of additional shares of Series B Preferred Stock (which, upon issuance, shall be fully paid and nonassessable), at the option of the Company; provided that if any such dividend is paid after the Second Anniversary Date, such dividend shall be paid in cash. On and after the Second Anniversary Date, shares of Series B Preferred Stock shall accumulate dividends at a rate of 9% per annum, which dividends shall be paid in cash. On and prior to the Second Anniversary Date, dividends shall be paid annually on the anniversary of the original issuance of Series B Preferred Stock, and thereafter dividends shall be paid in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date. Notwithstanding the foregoing, from and after the day on which the Shareholder Approval occurs, dividends shall accumulate on the Series B Preferred Stock (i) prior to the Second Anniversary Date, at a rate of 8.243216% per annum, payment of which may be made in cash or by the issuance of additional shares of Series B Preferred Stock (which upon issuance shall be fully paid and nonassessable), at the option of the Company, provided that if any such dividend is paid after the Second Anniversary Date, such dividend shall be paid in cash, and (ii) on and after the Second Anniversary Date, at a rate of 8% per annum, which dividends shall be paid in cash. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series B Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable. Dividends payable at more than one annual rate for any dividend period or partial dividend period shall be pro rated on the basis of the number of days in such dividend period or partial dividend period, calculated as aforesaid, and the actual number of days elapsed for which dividends are payable at each such annual rate.

            B. Accumulation. Dividends on the Series B Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full or any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "Arrearage") at the annual rate then in effect as provided in Section A of this Article III (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series B Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

            C. Method of Payment. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series B Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After the Second Anniversary Date, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series B Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series B Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      IV.   Liquidation Preference

            In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of

(i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared, and (ii) the Stated Value thereof, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full, the holders of Series B Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series B Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series B Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

            Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV, but the holders of shares of Series B Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

      V.    Redemption

            A. Optional Redemption. The Corporation shall not have any right to redeem any shares of Series B Preferred Stock prior to the fifth anniversary of the original issuance of the Series B Preferred Stock. On and after such date, the Corporation shall have the right, at its option and election, to redeem all the outstanding shares of Series B Preferred Stock, in whole but not in part, at any time, in accordance with the provisions of this Article V. The redemption price for such shares of Series B Preferred Stock shall be paid in cash out of funds legally available therefor and shall be in an amount per share equal to the sum of (i) the amount, if any, of all unpaid dividends accumulated thereon to the date of actual payment of the Redemption Price, whether or not such dividends have been declared, and (ii) the Stated Value thereof (the "Redemption Price").

            B. Mandatory Redemption. On the tenth anniversary of the original issuance of the Series B Preferred Stock (the "Mandatory Redemption Date"), the Corporation shall redeem (the "Mandatory Redemption") all outstanding shares of Series B Preferred Stock by paying the Redemption Price therefor in cash out of funds legally available for such purpose.

            C. Notice and Redemption Procedures. Notice of the redemption of shares of Series B Preferred Stock pursuant to Section A or B hereof (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series B Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the date fixed for redemption, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock held by any other holder. Notwithstanding the foregoing, in the event that contemporaneously with or prior to the delivery of a Notice of Redemption, the Corporation irrevocably deposits, in accordance with Section F of this Article V, funds sufficient to pay the aggregate Redemption Price for the Series B Preferred Stock, such Notice of Redemption shall be delivered not more than 120 days nor fewer than 30 days prior to the Redemption Date; provided, however, that, if such Notice of Redemption is delivered fewer than 60 days prior to the Redemption Date and the Investor or any of its Affiliates Beneficially Owns shares of Series B Preferred Stock as of the date of the Notice of Redemption and uses its reasonable best efforts to consummate the sale of its shares of Series B Preferred Stock prior to the stated Redemption Date but has not completed the sale of all the Series B Preferred Stock Beneficially Owned by the Investor and its Affiliates (or such other amount desired to be sold by the Investor and its Affiliates), the Corporation shall, at the option of the Investor (or any such Affiliate), delay such Redemption Date for a period not to exceed 30 days as requested by such Investor (or any such Affiliate) in order to complete such sale or sales, and shall notify the holders of Series B Preferred Stock of such delay within five days of receiving the request therefor. Any delay of the Redemption Date pursuant to the proviso to the preceding sentence shall be requested by the Investor (or any such Affiliate) in writing no later than the tenth day preceding the then-scheduled Redemption Date stated in the Notice of Redemption. The Redemption Date stated in a Notice of Redemption shall not be delayed more than once in connection with the redemption of shares of Series B Preferred Stock pursuant to such Notice of Redemption. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series B Preferred Stock to be redeemed, in each case, not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Redemption Date, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the Redemption Date, all dividends on shares of Series B Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series B Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Redemption Date. Prior to any Redemption Date that has been fixed by the Company, other than in connection with the Mandatory Redemption, the Corporation shall take all measures reasonably requested by the Investor to facilitate a sale or other disposition of Series B Preferred Stock by the Investor or its Affiliates prior to such Redemption Date, including, without limitation, participation in due diligence sessions and provision of information about the management, business and financial condition of the Corporation, preparation of offering memoranda, private placement memoranda and other similar documents and preparation and delivery of such other certificates or documents reasonably requested by the Investor. For so long as the Investor or an Affiliate of the Investor holds any shares of Series B Preferred Stock, no Notice of Redemption in connection with a redemption pursuant to Section A or B of this Article V shall be delivered unless (i) the Corporation's preferred stock is rated Baa or better by Moody's or BBB or better by S&P, or in the event the Corporation's preferred stock is not rated by Moody's and S&P, the Corporation's unsecured debt is rated Baa or better by Moody's or BBB or better by S&P or (ii) the Corporation has sufficient funds reasonably available under committed lines of credit or other similar sources of financing established with financially sound financing providers to pay, on the Redemption Date, the aggregate Redemption Price in connection with such redemption (and shall reserve such funds or availability for the payment of the aggregate Redemption Price); provided, that the Corporation may deliver a Notice of Redemption without complying with the foregoing conditions if prior to, or contemporaneously with, the delivery of such notice the Corporation irrevocably deposits in accordance with Section F of this Article V funds sufficient to pay the aggregate Redemption Price for the Series B Preferred Stock.

            D. Change of Control. In the event there occurs a Change of Control, any holder of record of shares of Series B Preferred Stock, in accordance with the procedures set forth in Section E hereof, may require the Corporation to redeem any or all of the shares of Series B Preferred Stock held by such holder at the Redemption Price therefor.

            E. Change of Control Notice and Redemption Procedures. Notice of any Change of Control shall be sent to the holders of record of the outstanding shares of Series B Preferred Stock not more than five days following a Change of Control, which notice (a "Change of Control Notice") shall describe the transaction or transactions constituting such Change of Control and set forth each holder's right to require the Corporation to redeem any or all shares of Series B Preferred Stock held by him or her out of funds legally available therefor, the Redemption Date (which date shall be not more than 30 days from the date of such Change of Control Notice) and the procedures to be followed by such holders in exercising his or her right to cause such redemption; provided, however, that if shares of Series B Preferred Stock are owned by more than 50 holders or groups of Affiliated holders and if the Series B Preferred Stock is listed on any national securities exchange or quoted on any national quotation system, the Corporation shall give such Change of Control Notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following such Change of Control and, in any case, a similar notice shall be mailed concurrently to each holder of shares of Series B Preferred Stock. Failure by the Corporation to give the Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Change of Control Notice, shall not prejudice the rights of any holder of shares of Series B Preferred Stock to cause the Corporation to redeem any such shares held by him or her. In the event a holder of shares of Series B Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series B Preferred Stock pursuant to Section D hereof, such holder shall deliver, prior to the Redemption Date as set forth in the Change of Control Notice, or, if the Change of Control Notice is not given as required by this Section E, at any time following the last day the Corporation was required to give the Change of Control Notice in accordance with this Section E (in which case the Redemption Date shall be the date which is the later of (x) 30 days following the last day the Corporation was required to give the Change of Control Notice in accordance with this Section E and (y) 15 days following the delivery of such election by such holder), a written notice, in the form specified by the Corporation (if the Corporation did in fact give the notice required by this Section E), to the Corporation so stating, and specifying the number of shares to be redeemed pursuant to Section D hereof; provided, however, that if all of the shares of the Series B Preferred Stock are owned by 50 or fewer holders or groups of affiliated holders, such holders or groups may deliver a notice or an election to redeem at any time within 90 days following the occurrence of a Change of Control without awaiting receipt of a Change of Control Notice or the expiration of the time allowed for the delivery of a Change of Control Notice hereunder. The Corporation shall redeem the number of shares so specified on the Redemption Date fixed by the Corporation or as provided in the preceding sentence. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

            F. Deposit of Funds. The Corporation shall, on or prior to any Redemption Date pursuant to this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series B Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption or Change of Control Notice, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series B Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series B Preferred Stock after the Redemption Date for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series B Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

      VI.   Exchange of Series B Preferred Stock

            A. The Series B Preferred Stock shall be exchangeable, at any time, at the option of the Corporation and to the extent permitted by applicable law, in whole but not in part, on any Dividend Payment Date for Junior Subordinated Debentures (issued pursuant to an indenture (the "Indenture") prepared in accordance with the Investment Agreement) in principal amount of $1,000 per share of Series B Preferred Stock (a "Debenture" and, collectively, the "Debentures"), in accordance with this Article VI:

            (1) Each share of Series B Preferred Stock shall be exchangeable at the offices of the Corporation and at such other place or places, if any, as the Board of Directors may designate. Except with the prior written consent of the holders of all outstanding shares of Series B Preferred Stock, the Corporation may not exchange any shares of Series B Preferred Stock if (a) full cumulative dividends, to the extent payable or deemed payable through the date of exchange, have not been paid or set aside for payment on all outstanding shares of the Series B Preferred Stock, (b) the Corporation has failed to amend its Certificate of Incorporation pursuant to Delaware law to confer the power to vote upon holders of the Debentures as shall be contemplated by the Indenture or (c) such exchange could result in any tax consequence to the Investor or any of its Affiliates which is materially adverse.

            (2) Prior to giving notice of its intention to exchange, the Corporation shall execute and deliver to a bank or trust company selected by the Board of Directors and, if required by applicable law, qualify under the Trust Indenture Act of 1939, as amended, the Indenture.

            (3) The Corporation shall mail written notice of its intention to exchange Series B Preferred Stock for Debentures (the "Exchange Notice") to each holder of record of shares of Series B Preferred Stock not less than 90 nor more than 120 days prior to the date fixed for exchange.

            (4) Prior to effecting any exchange provided above, the Corporation shall deliver to each holder of shares of Series B Preferred Stock an opinion of nationally recognized legal counsel to the effect that: (i) each of the Indenture and the Debentures have been duly authorized and executed by the Corporation and, when delivered by the Corporation in exchange for shares of Series B Preferred Stock, will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; (ii) the exchange of the Debentures for the shares of Series B Preferred Stock shall not violate the provisions of this Article VI or of the Delaware General Corporation Law, including Section 221 thereof; and (iii) the exchange of the Debentures for the shares of Series B Preferred Stock is exempt from the registration requirements of the Securities Act or, if no such exemption is available, that the Debentures have been duly registered for such exchange under such Act.

            (5) Upon the exchange of shares of Series B Preferred Stock for Debentures, the rights of the holders of shares of Series B Preferred Stock as stockholders of the Corporation shall terminate and such shares shall no longer be deemed outstanding.

            (6) Before any holder of shares of Series B Preferred Stock shall be entitled to receive Debentures, such holder shall surrender the certificate or certificates therefor, at the office of the Corporation or at such other place or places, if any, as the Board of Directors shall have designated, and shall state in writing the name or names (with addresses) in which he or she wishes the certificate or certificates for the Debentures to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of Series B Preferred Stock, or to his or her nominee or nominees, certificates for the Debentures to which he or she shall be entitled as aforesaid. Shares of Series B Preferred Stock shall be deemed to have been exchanged as of the close of business on the date fixed for exchange as provided above, and the Person or Persons entitled to receive the Debentures issuable upon such exchange shall be treated for all purposes (including the accrual and payment of interest) as the record holder or holders of such Debentures as of the close of business on such date.

            B. For purposes of clause (c) of paragraph (i) of Section A, an exchange of shares of Series B Preferred Stock shall be deemed to be an exchange that could result in a tax consequence to the Investor or any of its Affiliates which is materially adverse only if the Investor or its Affiliate shall have delivered to the Corporation a written notice to such effect on or before the fifteenth day after its receipt of the Exchange Notice (an "Objection Notice"), which Objection Notice shall be prepared in good faith and shall specify in reasonable detail the nature of such tax consequences which could result from the exchange (other than the difference between the tax treatment of distributions on the Series B Preferred Stock and interest payments on the Debentures); provided, that the Investor or its Affiliates shall not deliver an Objection Notice unless the Investor and its Affiliates Beneficially Own, in the aggregate, at least 1,000 shares of Series B Preferred Stock at the time of delivery of such Objection Notice to the Corporation. If the Corporation receives an Objection Notice, then the Corporation shall not exchange the shares of Series B Preferred Stock of the Investor and its Affiliates and the Corporation shall, within 15 days after its receipt of the Objection Notice mail written notice to the effect that it is canceling the proposed exchange of shares of Series B Preferred Stock to each holder of record of shares of Series B Preferred Stock to which it mailed the Exchange Notice.

            C. Shares of the Series B Preferred Stock may be exchanged for Warrant Shares pursuant to Section 4 of the Warrants.

      VII.  Restrictions on Dividends

            So long as any shares of the Series B Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series B Preferred Stock, all dividends declared on the Series B Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series B Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series B Preferred Stock and such Parity Dividend Securities bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit (i) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series B Preferred Stock or any Parity Dividend Security by the Corporation in accordance with the terms of such securities or of any shares of Trust Preferred Stock (as defined in Section F of Article VIII) or
(ii) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by the Corporation of any Junior Dividend Securities by the Corporation in accordance with obligations in existence at the time of original issuance of the Series B Preferred Stock.

      VIII. Voting Rights

            A. The holders of shares of Series B Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

            B. Through the Approval Date, shares of Series B Preferred Stock shall have no voting rights except as set forth in Section C of this Article
VIII. After the Approval Date, so long as any shares of the Series B Preferred Stock are outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series B Preferred Stock shall vote together with shares of Common Stock (and any shares of Series A Preferred Stock entitled to vote) as a single class; provided, however, that upon register or transfer on the stock records of the Corporation of a share of Series B Preferred Stock to any Person other than the Investor or an Affiliate of the Investor, the transferee, and any subsequent transferee, shall not be entitled to such voting rights. With respect to any such vote, the Investor (together with its Affiliates) shall be entitled to a number of votes per share of Series B Preferred Stock equal to the quotient of the Investor Aggregate Vote Number, divided by the number of shares of Series B Preferred Stock held by such Investor and its Affiliates as of the record date for such vote. The "Investor Aggregate Vote Number" shall equal the number of Warrant Shares that would be issuable upon the exercise of Original Warrants (as defined below) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the quotient of the number of Original Series B Preferred Shares (as defined below) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Series A Preferred Shares transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series B Preferred Shares are subsequently acquired by any member of the Investor Group), divided by the number of Original Series B Preferred Shares. The term "Original Warrants" means those Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of the Closing. The term "Original Series B Preferred Shares" means those shares of Series B Preferred Stock Beneficially Owned by members of the Investor Group, in the aggregate, as of the Closing.

            C. If on any date (i) dividends payable on either the Series B Preferred Stock or the Series A Preferred Stock shall have been in arrears and not paid in full for four consecutive quarterly periods or if dividends shall have been in arrears and not paid in full on the first or second annual anniversary of the original issuance of the Series B Preferred Stock or Series A Preferred Stock, as the case may be, or (ii) the Corporation shall have failed to satisfy its obligation to redeem either shares of Series B Preferred Stock or shares of Series A Preferred Stock pursuant to the relevant Certificate of Designations, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships. Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that if at the time holders of Series A Preferred Stock and Series B Preferred Stock have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the holders of Series B Preferred Stock and Series A Preferred Stock (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this Section C. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all dividends accumulated on the Series B Preferred Stock and/or Series A Preferred Stock, as the case may be, shall have been paid in full or (b) any redemption obligation with respect to the Series B Preferred Stock and/or Series A Preferred Stock, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series B Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any other series of Preferred Stock of the Corporation.

            D. [Reserved]

            E. i. The foregoing rights of holders of shares of Series B Preferred Stock to take any action as provided in this Article VIII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series B Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders.

            ii. Each director elected pursuant to Section C hereof shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C hereof, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C hereof, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares then outstanding and entitled to vote for such director pursuant to the provisions of Section C hereof, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C hereof, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

            F. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue, or increase the authorized amount of, (i) any Senior Securities keep "or" (except Parity Securities to be issued in exchange for all outstanding shares of Series A Preferred Stock in connection with a simultaneous exchange of Parity Securities for all outstanding shares of Series B Preferred Stock) or (ii) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Mandatory Redemption Date (whether or not only upon the occurrence of a specified event) (except Parity Securities to be issued in exchange for all outstanding shares of Series A of Preferred Stock in connection with a simultaneous exchange of Parity Securities for all outstanding shares of Series B Preferred Stock); provided, however, that no consent or vote of the holders of the outstanding shares of the Series B Preferred Stock shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock"). No consent or vote of the holders of the outstanding shares of Series B Preferred Stock shall be required to authorize, create or issue, or increase the authorized amount of, any class or series of Junior Securities, or any security convertible into a stock of any class or series of Junior Securities, except to the extent such action would violate Section H of this Article VIII.

            G. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series B Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series B Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. The terms set forth in this Certificate of Designations may be amended or modified without the affirmative vote of the stockholders of the Corporation (other than the holders of the Series B Preferred Stock as provided in the preceding sentence); provided, that the Board of Directors has determined that such amendment or modification will not have a material adverse effect on the Corporation.

            H. Other Securities. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

      IX.   Additional Definitions

            For the purposes of this Certificate of Designations of Series B Preferred Stock, the following terms shall have the meanings indicated:

            "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning. Notwithstanding the foregoing, for all purposes hereof, TPG, and each Person controlled by, controlling or under common control with TPG (each, a "TPG Person"), shall not be deemed an "Affiliate" of any Designated Purchaser Person (as defined below), and no Designated Purchaser, and no Person controlled by, controlling or under common control with such Designated Purchaser (each, a "Designated Purchaser Person"), shall be deemed an "Affiliate" of any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement and the transactions contemplated thereby.

            "Approval Date" shall have the meaning assigned to such term in the Series B Warrant.

            "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings. Notwithstanding the foregoing, for all purposes hereof, no TPG Person shall be deemed to Beneficially Own any securities that are held by any Designated Purchaser Person, and no Designated

Purchaser Person shall be deemed to Beneficially Own any securities that are held by any TPG Person or other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

            "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Bylaws" means the Bylaws of the Corporation, as amended.

            "Change of Control" means such time as:

            (1) any Person or Group (other than the Investor, its Affiliates, the Corporation or any Subsidiaries of the Corporation, or any Group composed of such Persons) has become, directly or indirectly, the Beneficial Owner, by way of merger, consolidation or otherwise, of a majority of the voting power of the then-outstanding Voting Securities of the Corporation on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Corporation convertible into or exercisable for Voting Securities of the Corporation (whether or not such securities are then currently convertible or exercisable); or

            (2) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries to any Person or Group; or

            (3) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of at least a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or who were approved pursuant to Section 5.02 of the Investment Agreement or Article VIII, Section C, D or E of this Certificate of Designations, cease for any reason to constitute a majority of the directors of the Corporation then in office; or

            (4) the Corporation consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which immediately after the consummation thereof the Persons owning the then-outstanding Voting Securities of the Corporation immediately prior to such consummation shall not own a majority in the aggregate (by reason of such prior ownership) of the then-outstanding Voting Securities of the Corporation or the surviving entity if other than the Corporation; or

            (5) the adoption of a plan relating to the liquidation or dissolution of the Corporation, whether or not otherwise in compliance with the provisions of this Series B Preferred Stock.

            "Closing" shall have the meaning assigned to such term in the Investment Agreement.

             "Designated Purchaser" has the meaning assigned to such term in the Investment Agreement.

            "Designated Purchaser Person" has the meaning set forth in the definition of "Affiliate."

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

            "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

            "Investment Agreement" means the Investment Agreement, dated as of February 23, 1998, by and between the Investor and the Corporation, as amended, supplemented or otherwise modified from time to time.

            "Investor" means TPG.

            "Investor Group" means, collectively, the Investor, the Designated Purchasers, if any, and the respective Affiliates of such Persons.

            "Investor Nominee" means a person designated for election to the Board of Directors by an Investor pursuant to the Investment Agreement.

            "Moody's" means Moody's Investors Service and its successors.

            "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Registration Rights Agreement" means the Registration Rights

Agreement, dated as of February 23, 1998, by and between the Investor and the Corporation, as amended, supplemented or otherwise modified from time to time.

            "Second Anniversary Date" means the second anniversary of the original issuance of the Series B Preferred Stock.

            "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

            "Series A Preferred Stock" has the meaning assigned to such term in the Investment Agreement.

            "Shareholder Approval" shall have the meaning assigned to such term in the Investment Agreement.

            "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, and its successors.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or combination thereof) and (ii) any partnership (A) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "TPG" means TPG Oxford LLC, a Delaware limited liability company.

            "TPG Person" has the meaning set forth in the definition of "Affiliate."

            "Voting Securities" means the shares of Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors.

            "Warrants" means the Series B Warrants issued by the Corporation on pursuant to the Investment Agreement.

            "Warrant Shares" has the meaning assigned to such term in the Warrants.

      X.    Miscellaneous

            A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

            (1) if to the Corporation, to its office at 800 Connecticut Avenue Norwalk, Connecticut 06854 (Attention: General Counsel) or to the transfer agent for the Series B Preferred Stock;

            (2) if to a holder of the Series B Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock); or

            (3) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

            B. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series B Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

            C. Enforcement. Any registered holder of shares of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Debentures on exchange of, or other securities or property issued on account of, shares of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Debentures or other securities or property in a name other than that in which the shares of Series B Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

            E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series B Preferred Stock.

            F. Record Dates. In the event that the Series B Preferred Stock shall be registered under either the Securities Act or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series B Preferred Stock.

                 IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Secretary and attested by its Controller, this 13th day of May, 1998.

                              OXFORD HEALTH PLANS, INC.


                              By: /s/ JEFFERY H. BOYD
                                 -----------------------------------------
                                 Jeffery H. Boyd, Executive Vice President,
                                 General Counsel and Secretary



[Corporate Seal]

ATTEST:


/s/ BRENDAN SHANAHAN
------------------------------------
Brendan Shanahan, Vice President and
Controller

                                                                    Exhibit 3(b)
                                                                          Part 7


                                                                       Conformed

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                  SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                            OXFORD HEALTH PLANS, INC.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)



            OXFORD HEALTH PLANS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on May 6, 1998:

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Company's Certificate of Incorporation, as amended to date (hereinafter called the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences thereof, and the limitations thereof, as follows:

            Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 6,730. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding.

            Section 2.  Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock, par value $.0l per share (the "Common Stock"), of the Company and of any other stock of the Company ranking junior to the Series C Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends and other distributions, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding dividend or distribution declared on the Series C Preferred Stock. In the event the Company shall at any time after May 13 , 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Company shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

            (C) The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. Except as set forth in Section 10, or as otherwise from time to time required by law, holders of Series C Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.

            Section 4.  Certain Restrictions.

            (A) Whenever dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Company shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series C Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred Stock or rights, warrants or options to acquire such junior stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares of Series C Preferred Stock, or shares of Series C Preferred Stock and parity stock, as the case may be, upon such terms as the Board of Directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Company shall not redeem or purchase or otherwise acquire shares of Common Stock (other than pursuant to any written agreement of the Company in existence on May 13, 1998 and other than redemptions or purchases or other acquisitions for aggregate consideration not in excess of $10,000,000 since May 13, 1998), unless, in each case, the Company promptly (within five business days) makes a purchase offer in writing or by publication (as determined by the Board of Directors) to all holders of shares of Series C Preferred Stock offering to purchase a number of shares of Series C Preferred Stock equal to one one-thousandth of the number of shares of Common Stock redeemed or purchased or otherwise acquired in such transaction at a price per share equal to 1000 times the amount of consideration paid for one share of Common Stock in such transaction and otherwise on terms and conditions no less favorable to the holders than those applicable in such transaction (as determined by the Board of Directors in good faith). In the event the Company shall at any time after May 13, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case (i) the number of shares of Series C Preferred Stock which holders thereof were entitled to have the Company offer to purchase immediately prior to such event under the preceding sentence shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, and (ii) the amount per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately after such event.

            (C) The Company shall not, and shall not permit any subsidiary of the Company to, enter into any agreement with any person providing for the purchase or other acquisition by such person (or any other person), whether pursuant to tender offer, exchange offer or otherwise, unless in each case such person promptly (within five business days) makes a purchase offer in writing or by publication (as determined by the Board of Directors) to all holders of shares of Series C Preferred Stock offering to purchase a number of shares of Series C Preferred Stock equal to one-one thousandth of the number of shares of Common Stock purchased or otherwise acquired in such transaction at a price per share equal to 1000 times the amount of consideration paid for one share of Common Stock in such transaction and otherwise on terms and conditions no less favorable to the holders than those applicable in such transaction (as determined by the Board of Directors in good faith). In the event the Company shall at any time after May 13, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case (i) the number of shares of Series C Preferred Stock which holders thereof were entitled to have redeemed or purchased or otherwise acquired immediately prior to such event under the preceding sentence shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, and (ii) the amount per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately after such event.

            (D) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) or (B) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

            Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received (i) $1.00 per share, plus (ii) an amount equal to declared and unpaid dividends and distributions thereon, to the date of such payment, plus (iii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time after May 13, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (A)(iii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or changed. In the event the Company shall at any time after May 13, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. No Redemption. The shares of Series C Preferred Stock shall not be redeemable from any holder.

            Section 9. Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock (unless the terms of any such series shall provide otherwise) and senior to the Common Stock.

            Section 10. Amendment. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting separately as a class, the Company shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series C Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series C Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Company is entitled to vote thereon.

            Section 11. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

            IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Secretary and attested by its Controller this 13th day of May, 1998.

                                    OXFORD HEALTH PLANS, INC.

                                    By:  /s/ JEFFERY H. BOYD
                                         ------------------------------------
                                         Jeffery H. Boyd, Executive Vice
                                         President, General Counsel and
                                         Secretary



Corporate Seal




Attest:


/s/ BRENDAN SHANAHAN
---------------------------------
Brendan Shanahan, Vice President
and Controller

                                                                    Exhibit 3(b)
                                                                          Part 8
                                                                       Conformed


                           CERTIFICATE OF DESIGNATIONS
                                       of
                       SERIES E CUMULATIVE PREFERRED STOCK
                                       of
                            OXFORD HEALTH PLANS, INC.
                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                                 --------------

            Oxford Health Plans, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.01 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

            Series E Cumulative Preferred Stock:

                            I. Designation and Amount

            The designation of this series of shares shall be "Series E Cumulative Preferred Stock" (the "Series E Preferred Stock"); the stated value per share shall be $1,000 (the "Stated Value"); and the number of shares constituting such series shall be 300,000. The number of shares of the Series E Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series E Preferred Stock then outstanding.

                                    II. Rank

            A. With respect to dividend rights, the Series E Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series E Preferred Stock as to payment of dividends, (ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series E Preferred Stock as to payment of dividends, including the Series D Preferred Stock, par value $0.01 per share, of the Corporation (the "Series D Preferred Stock") and (iii) prior to the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series E Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series E Preferred Stock ranks on a parity, including the Series D Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series E Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

            B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series E Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series E Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up,
(ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity with the Series E Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, including the Series D Preferred Stock, and (iii) prior to the Common Stock and, except as specified above, all other classes and series of capital stock of the Corporation hereinafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series E Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series E Preferred Stock ranks on parity, including the Series D Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series E Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

            C. The Series E Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities") but no Parity Dividend Securities or Parity Liquidation Securities (collectively, "Parity Securities") (other than the Series D Preferred Stock), or Senior Dividend Securities or Senior Liquidation Securities (collectively, "Senior Securities") shall be created except in accordance with the terms hereof and the Investment Agreement, including, without limitation, Section F of Article VIII of this Certificate of Designations.

                                 III. Dividends

            A. Dividends. Prior to May 13, 2000, shares of Series E Preferred Stock shall accumulate dividends at a rate of 14.589214% per annum, payment of which may be made in cash or by the issuance of additional shares of Series E Preferred Stock (which, upon issuance, shall be fully paid and nonassessable), at the option of the Corporation; provided that if any such dividend is paid after May 13, 2000, such dividend shall be paid in cash. On and after May 13,

2000, shares of Series E Preferred Stock shall accumulate dividends at a rate of 14% per annum, which dividends shall be paid in cash. On and prior to May 13, 2000, dividends shall be paid annually on May 13, 1999 and May 13, 2000, and thereafter dividends shall be paid in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series E Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable. Dividends payable at more than one annual rate for any dividend period or partial dividend period shall be pro rated on the basis of the number of days in such dividend period or partial dividend period, calculated as aforesaid, and the actual number of days elapsed for which dividends are payable at each such annual rate.

            B. Accumulation. Dividends on the Series E Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full or any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "Arrearage") at the annual rate then in effect as provided in Section A of this Article III (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series E Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

            C. Method of Payment. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series E Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After May 13, 2000, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series

E Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series E Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                           IV. Liquidation Preference

            In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared, and
(ii) the Stated Value thereof, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full, the holders of Series E Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series E Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series E Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

            Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV, but the holders of shares of Series E Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series E Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

                                  V. Redemption

            A. Optional Redemption. The Corporation shall not have any right to redeem any shares of Series E Preferred Stock prior to May 13, 2003. On and after such date, the Corporation shall have the right, at its option and election, to redeem all the outstanding shares of Series E Preferred Stock, in whole but not in part, at any time, in accordance with the provisions of this
Article V. The redemption price for such shares of Series E Preferred Stock shall be paid in cash out of funds legally available therefor and shall be in an amount per share equal to the sum of (i) the amount, if any, of all unpaid dividends accumulated thereon to the date of actual payment of the Redemption Price, whether or not such dividends have been declared, and (ii) the Stated Value thereof (the "Redemption Price").

            B. Mandatory Redemption. On May 13, 2008, the Corporation shall redeem (the "Mandatory Redemption") all outstanding shares of Series E Preferred Stock by paying the Redemption Price therefor in cash out of funds legally available for such purpose.

            C. Notice and Redemption Procedures. Notice of the redemption of shares of Series E Preferred Stock pursuant to Section A or B hereof (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series E Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Corporation, not more than 120 nor fewer than 90 days prior to the date fixed for redemption, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock held by any other holder. Notwithstanding the foregoing, in the event that contemporaneously with or prior to the delivery of a Notice of Redemption, the Corporation irrevocably deposits, in accordance with Section F of this Article V, funds sufficient to pay the aggregate Redemption Price for the Series E Preferred Stock, such Notice of Redemption shall be delivered not more than 120 days nor fewer than 30 days prior to the Redemption Date; provided, however, that, if such Notice of Redemption is delivered fewer than 60 days prior to the Redemption Date and the Investor or any of its Affiliates Beneficially Owns shares of Series E Preferred Stock as of the date of the Notice of Redemption and uses its reasonable best efforts to consummate the sale of its shares of Series E Preferred Stock prior to the stated Redemption Date but has not completed the sale of all the Series E Preferred Stock Beneficially Owned by the Investor and its Affiliates (or such other amount desired to be sold by the Investor and its Affiliates), the Corporation shall, at the option of the Investor (or any such Affiliate), delay such Redemption Date for a period not to exceed 30 days as requested by such Investor (or any such Affiliate) in order to complete such sale or sales, and shall notify the holders of Series E Preferred Stock of such delay within five days of receiving the request therefor. Any delay of the Redemption Date pursuant to the proviso to the preceding sentence shall be requested by the Investor (or any such Affiliate) in writing no later than the tenth day preceding the then-scheduled Redemption Date stated in the Notice of Redemption. The Redemption Date stated in a Notice of Redemption shall not be delayed more than once in connection with the redemption of shares of Series E Preferred Stock pursuant to such Notice of Redemption. In order to facilitate the redemption of shares of Series E Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series E Preferred Stock to be redeemed, in each case, not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Redemption Date, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the Redemption Date, all dividends on shares of Series E Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series E Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Redemption Date. Prior to any Redemption Date that has been fixed by the Corporation, other than in connection with the Mandatory Redemption, the Corporation shall take all measures reasonably requested by the Investor to facilitate a sale or other disposition of Series E Preferred Stock by the Investor or its Affiliates prior to such Redemption Date, including, without limitation, participation in due diligence sessions and provision of information about the management, business and financial condition of the Corporation, preparation of offering memoranda, private placement memoranda and other similar documents and preparation and delivery of such other certificates or documents reasonably requested by the Investor. For so long as the Investor or an Affiliate of the Investor holds any shares of Series E Preferred Stock, no Notice of Redemption in connection with a redemption pursuant to Section A or B of this Article V shall be delivered unless (i) the Corporation's preferred stock is rated Baa or better by Moody's or BBB or better by S&P, or in the event the Corporation's preferred stock is not rated by Moody's and S&P, the Corporation's unsecured debt is rated Baa or better by Moody's or BBB or better by S&P or (ii) the Corporation has sufficient funds reasonably available under committed lines of credit or other similar sources of financing established with financially sound financing providers to pay, on the Redemption Date, the aggregate Redemption Price in connection with such redemption (and shall reserve such funds or availability for the payment of the aggregate Redemption Price); provided, that the Corporation may deliver a Notice of Redemption without complying with the foregoing conditions if prior to, or contemporaneously with, the delivery of such notice the Corporation irrevocably deposits in accordance with Section F of this Article V funds sufficient to pay the aggregate Redemption Price for the Series E Preferred Stock.

            D. Change of Control. In the event there occurs a Change of Control, any holder of record of shares of Series E Preferred Stock, in accordance with the procedures set forth in Section E of this Article V, may require the Corporation to redeem any or all of the shares of Series E Preferred Stock held by such holder at the Redemption Price therefor.

            E. Change of Control Notice and Redemption Procedures. Notice of any Change of Control shall be sent to the holders of record of the outstanding shares of Series E Preferred Stock not more than five days following a Change of Control, which notice (a "Change of Control Notice") shall describe the transaction or transactions constituting such Change of Control and set forth each holder's right to require the Corporation to redeem any or all shares of Series E Preferred Stock held by him or her out of funds legally available therefor, the Redemption Date (which date shall be not more than 30 days from the date of such Change of Control Notice) and the procedures to be followed by such holders in exercising his or her right to cause such redemption; provided, however, that if shares of Series E Preferred Stock are owned by more than 50 holders or groups of Affiliated holders and if the Series E Preferred Stock is listed on any national securities exchange or quoted on any national quotation system, the Corporation shall give such Change of Control Notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following such Change of Control and, in any case, a similar notice shall be mailed concurrently to each holder of shares of Series E Preferred Stock. Failure by the Corporation to give the Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Change of Control Notice, shall not prejudice the rights of any holder of shares of Series E Preferred Stock to cause the Corporation to redeem any such shares held by him or her. In the event a holder of shares of

Series E Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series E Preferred Stock pursuant to Section D of this
Article V, such holder shall deliver, prior to the Redemption Date as set forth in the Change of Control Notice, or, if the Change of Control Notice is not given as required by this Section E, at any time following the last day the Corporation was required to give the Change of Control Notice in accordance with this Section E (in which case the Redemption Date shall be the date which is the later of (x) 30 days following the last day the Corporation was required to give the Change of Control Notice in accordance with this Section E and (y) 15 days following the delivery of such election by such holder), a written notice, in the form specified by the Corporation (if the Corporation did in fact give the notice required by this Section E), to the Corporation so stating, and specifying the number of shares to be redeemed pursuant to Section D of this
Article V; provided, however, that if all of the shares of the Series E Preferred Stock are owned by 50 or fewer holders or groups of Affiliated holders, such holders or groups may deliver a notice or an election to redeem at any time within 90 days following the occurrence of a Change of Control without awaiting receipt of a Change of Control Notice or the expiration of the time allowed for the delivery of a Change of Control Notice hereunder. The Corporation shall redeem the number of shares so specified on the Redemption Date fixed by the Corporation or as provided in the preceding sentence. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series E Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

            F. Deposit of Funds. The Corporation shall, on or prior to any Redemption Date pursuant to this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series E Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption or Change of Control Notice, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series E Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series E Preferred Stock after the Redemption Date for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series E Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

                    VI. Exchange of Series E Preferred Stock

            A. The Series E Preferred Stock shall be exchangeable, at any time, at the option of the Corporation and to the extent permitted by applicable law, in whole but not in part, on any Dividend Payment Date for Junior Subordinated Debentures (issued pursuant to an indenture (the "Indenture") prepared in accordance with the Investment Agreement) in principal amount of $1,000 per share of Series E Preferred Stock (a "Debenture" and, collectively, the "Debentures"), in accordance with this Article VI:

            (i) Each share of Series E Preferred Stock shall be exchangeable at the offices of the Corporation and at such other place or places, if any, as the Board of Directors may designate. Except with the prior written consent of the holders of all outstanding shares of Series E Preferred Stock, the Corporation may not exchange any shares of Series E Preferred Stock if (a) full cumulative dividends, to the extent payable or deemed payable through the date of exchange, have not been paid or set aside for payment on all outstanding shares of the Series E Preferred Stock, (b) the Corporation has failed to amend its Certificate of Incorporation pursuant to Delaware law to confer the power to vote upon holders of the Debentures as shall be contemplated by the Indenture or (c) such exchange could result in any tax consequence to the Investor or any of its Affiliates which is materially adverse.

            (ii) Prior to giving notice of its intention to exchange, the Corporation shall execute and deliver to a bank or trust company selected by the Board of Directors and, if required by applicable law, qualify under the Trust Indenture Act of 1939, as amended, the Indenture.

            (iii) The Corporation shall mail written notice of its intention to exchange Series E Preferred Stock for Debentures (the "Exchange Notice") to each holder of record of shares of Series E Preferred Stock not less than 90 nor more than 120 days prior to the date fixed for exchange.

            (iv) Prior to effecting any exchange provided above, the Corporation shall deliver to each holder of shares of Series E Preferred Stock an opinion of nationally recognized legal counsel to the effect that: (i) each of the Indenture and the Debentures have been duly authorized and executed by the Corporation and, when delivered by the Corporation in exchange for shares of Series E Preferred Stock, will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; (ii) the exchange of the Debentures for the shares of Series E Preferred Stock shall not violate the provisions of this Article VI or of the Delaware General Corporation Law, including Section 221 thereof; and (iii) the exchange of the Debentures for the shares of Series E Preferred Stock is exempt from the registration requirements of the Securities Act or, if no such exemption is available, that the Debentures have been duly registered for such exchange under such Act.

            (v) Upon the exchange of shares of Series E Preferred Stock for Debentures, the rights of the holders of shares of Series E Preferred Stock as stockholders of the Corporation shall terminate and such shares shall no longer be deemed outstanding.

            (vi) Before any holder of shares of Series E Preferred Stock shall be entitled to receive Debentures, such holder shall surrender the certificate or certificates therefor, at the office of the Corporation or at such other place or places, if any, as the Board of Directors shall have designated, and shall state in writing the name or names (with addresses) in which he or she wishes the certificate or certificates for the Debentures to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of Series E Preferred Stock, or to his or her nominee or nominees, certificates for the Debentures to which he or she shall be entitled as aforesaid. Shares of Series E Preferred Stock shall be deemed to have been exchanged as of the close of business on the date fixed for exchange as provided above, and the Person or Persons entitled to receive the Debentures issuable upon such exchange shall be treated for all purposes (including the accrual and payment of interest) as the record holder or holders of such Debentures as of the close of business on such date.

            B. For purposes of clause (c) of paragraph (i) of Section A of this
Article VI, an exchange of shares of Series E Preferred Stock shall be deemed to be an exchange that could result in a tax consequence to the Investor or any of its Affiliates which is materially adverse only if the Investor or its Affiliate shall have delivered to the Corporation a written notice to such effect on or before the fifteenth day after its receipt of the Exchange Notice (an "Objection Notice"), which Objection Notice shall be prepared in good faith and shall specify in reasonable detail the nature of such tax consequences which could result from the exchange (other than the difference between the tax treatment of distributions on the Series E Preferred Stock and interest payments on the Debentures); provided, that the Investor or its Affiliates shall not deliver an Objection Notice unless the Investor and its Affiliates Beneficially Own, in the aggregate, at least 1,000 shares of Series E Preferred Stock at the time of delivery of such Objection Notice to the Corporation. If the Corporation receives an Objection Notice, then the Corporation shall not exchange the shares of Series E Preferred Stock of the Investor and its Affiliates and the Corporation shall, within 15 days after its receipt of the Objection Notice mail written notice to the effect that it is canceling the proposed exchange of shares of Series E Preferred Stock to each holder of record of shares of Series E Preferred Stock to which it mailed the Exchange Notice.

            C. Shares of the Series E Preferred Stock may be exchanged for Warrant Shares pursuant to Section 4 of the Warrants.

      VII.  Restrictions on Dividends

            So long as any shares of the Series E Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series E Preferred Stock not paid on the dates provided for in Section A of Article III (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series E Preferred Stock, all dividends declared on the Series E Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series E Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series E Preferred Stock and such Parity Dividend Securities bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit
(i) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series E Preferred Stock or any Parity Dividend Security by the Corporation in accordance with the terms of such securities or of any shares of Trust Preferred Stock (as defined in Section F of Article VIII) or (ii) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by the Corporation of any Junior Dividend Securities by the Corporation in accordance with obligations in existence at the time of original issuance of the Series E Preferred Stock.

                               VIII. Voting Rights

            A. The holders of shares of Series E Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

            B. So long as any shares of the Series E Preferred Stock are outstanding, each share of Series E Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series E Preferred Stock shall vote together with shares of Common Stock (and any shares of Series D Preferred Stock entitled to vote) as a single class; provided, however, that upon register or transfer on the stock records of the Corporation of a share of Series E Preferred Stock to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights. With respect to any such vote, the Investor (together with its Affiliates) shall be entitled to a number of votes per share of Series E Preferred Stock equal to the quotient of the Investor Aggregate Vote Number, divided by the number of shares of Series E Preferred Stock held by such Investor and its Affiliates as of the record date for such vote. The "Investor Aggregate Vote Number" shall equal the number of Warrant Shares that would be issuable upon the exercise of Original Warrants (as defined below) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the quotient of the number of Original Series E Preferred Shares (as defined below) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Series E Preferred Shares transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series E Preferred Shares are subsequently acquired by any member of the Investor Group), divided by the number of Original Series E Preferred Shares. The term "Original Warrants" means those Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of the Closing. The term "Original Series E Preferred Shares" means those shares of Series E Preferred Stock Beneficially Owned by members of the Investor Group, in the aggregate, on the date of original issuance of the Series E Preferred Stock.

            C. If on any date (i) dividends payable on either the Series E Preferred Stock or the Series D Preferred Stock shall have been in arrears and not paid in full for four consecutive quarterly periods or if dividends shall have been in arrears and not paid in full on May 13, 1999 or May 13, 2000 for the Series E Preferred Stock or Series D Preferred Stock, as the case may be, or
(ii) the Corporation shall have failed to satisfy its obligation to redeem either shares of Series E Preferred Stock or shares of Series D Preferred Stock pursuant to the relevant Certificate of Designations, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a majority of the outstanding shares of Series E Preferred Stock and Series D Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships. Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement);

provided, that if at the time holders of Series D Preferred Stock and Series E Preferred Stock have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, a majority of the outstanding shares of Series E Preferred Stock and Series D Preferred Stock, taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the holders of Series E Preferred Stock and Series D Preferred Stock (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this Section C. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all dividends accumulated on the Series E Preferred Stock and/or Series D Preferred Stock, as the case may be, shall have been paid in full or (b) any redemption obligation with respect to the Series E Preferred Stock and/or Series D Preferred Stock, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series E Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any other series of Preferred Stock of the Corporation.

            D.  [Reserved]

            E. (a) The foregoing rights of holders of shares of Series E Preferred Stock to take any action as provided in this Article VIII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series E Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders.

            (b) Each director elected pursuant to Section C of this Article VIII shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C of this Article VIII, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C of this Article VIII, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares then outstanding and entitled to vote for such director pursuant to the provisions of Section C of this Article VIII, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C of this Article VIII, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

            F. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue, or increase the authorized amount of, (i) any Senior Securities or Parity Securities or (ii) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the holders of the outstanding shares of the Series E Preferred Stock shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock"). No consent or vote of the holders of the outstanding shares of Series E Preferred Stock shall be required to authorize, create or issue, or increase the authorized amount of, any class or series of Junior Securities, or any security convertible into a stock of any class or series of Junior Securities, except to the extent such action would violate Section H of this Article VIII.

            G. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series E Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series E Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

            H. Other Securities. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

                           IX. Additional Definitions

            For the purposes of this Certificate of Designations of Series E Preferred Stock, the following terms shall have the meanings indicated:

            "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning. Notwithstanding the foregoing, for all purposes hereof, TPG, and each Person controlled by, controlling or under common control with TPG (each, a "TPG Person"), shall not be deemed an "Affiliate" of any Designated Purchaser Person (as defined below), and no Designated Purchaser, and no Person controlled by, controlling or under common control with such Designated Purchaser (each, a "Designated Purchaser Person"), shall be deemed an "Affiliate" of any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement and the transactions contemplated thereby.

            "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings. Notwithstanding the foregoing, for all purposes hereof, no TPG Person shall be deemed to Beneficially Own any securities that are held by any Designated Purchaser Person, and no Designated Purchaser Person shall be deemed to Beneficially Own any securities that are held by any TPG Person or other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

            "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "By-laws" means the By-laws of the Corporation, as amended.

            "Change of Control" means such time as:

            (i) any Person or Group (other than the Investor, its Affiliates, the Corporation or any Subsidiaries of the Corporation, or any Group composed of such Persons) has become, directly or indirectly, the Beneficial Owner, by way of merger, consolidation or otherwise, of a majority of the voting power of the then-outstanding Voting Securities of the Corporation on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Corporation convertible into or exercisable for Voting Securities of the Corporation (whether or not such securities are then currently convertible or exercisable); or

            (ii) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries to any Person or Group; or

            (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of at least a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or who were approved pursuant to Section 5.02 of the Investment Agreement or Section C, D or E of Article VIII of this Certificate of Designations, cease for any reason to constitute a majority of the directors of the Corporation then in office; or

            (iv) the Corporation consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which immediately after the consummation thereof the Persons owning the then-outstanding Voting Securities of the Corporation immediately prior to such consummation shall not own a majority in the aggregate (by reason of such prior ownership) of the then-outstanding Voting Securities of the Corporation or the surviving entity if other than the Corporation; or

            (v) the adoption of a plan relating to the liquidation or dissolution of the Corporation, whether or not otherwise in compliance with the provisions of this Certificate of Designations.

            "Closing" has the meaning assigned to such term in the Investment Agreement.

            "Designated Purchaser" has the meaning assigned to such term in the Investment Agreement.

            "Designated Purchaser Person" has the meaning set forth in the definition of "Affiliate."

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

            "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

            "Investment Agreement" means the Investment Agreement, dated as of February 23, 1998, by and between the Investor and the Corporation, as amended, supplemented or otherwise modified from time to time.

            "Investor" means TPG.

            "Investor Group" means, collectively, the Investor, the Designated Purchasers, if any, and the respective Affiliates of such Persons.

            "Investor Nominee" means a person designated for election to the Board of Directors by an Investor pursuant to the Investment Agreement.

            "Moody's" means Moody's Investors Service and its successors.

            "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

            "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, and its successors.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or combination thereof) and (ii) any partnership (A) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "TPG" means TPG Partners II, L.P., a Delaware limited partnership.

            "TPG Person" has the meaning set forth in the definition of "Affiliate."

            "Voting Securities" means the shares of Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors.

            "Warrants" means the Series B Warrants issued by the Corporation on pursuant to the Investment Agreement.

            "Warrant Shares" has the meaning assigned to such term in the Warrants.

                                X. Miscellaneous

            A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

            (i) if to the Corporation, to its office at 800 Connecticut Avenue Norwalk, Connecticut 06854 (Attention: General Counsel) or to the transfer agent for the Series E Preferred Stock;

            (ii) if to a holder of the Series E Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series E Preferred Stock); or

            (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

            B. Reacquired Shares. Any shares of Series E Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series E Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

            C. Enforcement. Any registered holder of shares of Series E Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Debentures on exchange of, or other securities or property issued on account of, shares of Series E Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Debentures or other securities or property in a name other than that in which the shares of Series E Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

            E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series E Preferred Stock.

            F. Record Dates. In the event that the Series E Preferred Stock shall be registered under either the Securities Act or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series E Preferred Stock.

            IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Executive Vice President and General Counsel and attested by its Vice President this 12th day of February, 1999.

                                          OXFORD HEALTH PLANS, INC.


                                          By: /s/ JEFFERY H. BOYD
                                              -----------------------------
                                              Name: Jeffery H. Boyd
                                              Title: Executive Vice
                                              President and General
                                              Counsel

[Corporate Seal]

ATTEST:

/s/ ROBERT J. MOSES
-----------------------------
Name:  Robert J. Moses
Title: Vice President

                                                                    Exhibit 3(b)
                                                                          Part 9
                                                                       Conformed

                           CERTIFICATE OF ELIMINATION

                                       OF

                       SERIES B CUMULATIVE PREFERRED STOCK

                                       OF

                            OXFORD HEALTH PLANS, INC.

                           (Pursuant to section 151(g)
                         of the General Corporation Law
                            of the State of Delaware)


                  Oxford Health Plans, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation in anticipation of completing the exchange of the Company's Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock for Series D Preferred Stock and Series E Cumulative Preferred Stock, respectively, (the "Share Exchange") which was completed on February 13, 1999, and as required by Section 151(g) of the General Corporation Law of the State of Delaware:

                  RESOLVED, FURTHER that pursuant to the authority granted to and vested in the Board of Directors of this Corporation and in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby states and declares that following completion of the Share Exchange none of the 300,000 authorized shares of the series of stock designated "Series B Cumulative Preferred Stock" are outstanding, and none will be issued subject to the Certificate of Designations filed with respect to such series on May 13, 1998; and when a certificate setting forth this resolution becomes effective, it shall have the effect of eliminating from the Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to Series B Cumulative Preferred Stock.

                                                                    Exhibit 3(b)
                                                                          Part 9
                                                                       Conformed

                  IN WITNESS WHEREOF, this Certificate of Elimination has been executed on behalf of the Corporation by its Secretary and attested by its Assistant Secretary this first day of March, 1999.

                                                    OXFORD HEALTH PLANS, INC.



                                                    By: /s/ JEFFERY H. BOYD
                                                       Jeffrey H. Boyd
                                                       Executive Vice President,
                                                       Secretary and General
                                                       Counsel

Attest:



/s/ JON RICHARDSON
Name: Jon Richardson
Title: Special Counsel to CEO, Assistant Secretary

                                                                    Exhibit 3(b)
                                                                         Part 10

                           CERTIFICATE OF ELIMINATION

                                       OF

                       SERIES A CUMULATIVE PREFERRED STOCK

                                       OF

                            OXFORD HEALTH PLANS, INC.

                           (Pursuant to section 151(g)
                         of the General Corporation Law
                            of the State of Delaware)


                  Oxford Health Plans, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation in anticipation of completing the exchange of the Company's Series A Preferred Stock and Series B Preferred Stock for Series D Preferred Stock and Series E Preferred Stock, respectively, (the "Share Exchange") which was completed on February 13, 1999, and as required by
Section 151(g) of the General Corporation Law of the State of Delaware:

                  RESOLVED, FURTHER that pursuant to the authority granted to and vested in the Board of Directors of this Corporation and in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby states and declares that following completion of the Share Exchange none of the 300,000 authorized shares of the series of stock designated "Series A Cumulative Preferred Stock" are outstanding, and none will be issued subject to the Certificate of Designations filed with respect to such series on May 13, 1998; and when a certificate setting forth this resolution becomes effective, it shall have the effect of eliminating from the Certificate of Incorporation all

                                                                    Exhibit 3(b)
                                                                         Part 10

                  matters set forth in the Certificate of Designations with respect to Series A Cumulative Preferred Stock.

                  IN WITNESS WHEREOF, this Certificate of Elimination has been executed on behalf of the Corporation by its Secretary and attested by its Assistant Secretary this first day of March, 1999.

                                                 OXFORD HEALTH PLANS, INC.



                                                 By: /s/ JEFFERY H. BOYD
                                                    Jeffrey H. Boyd
                                                    Executive Vice President,
                                                    Secretary and General
                                                    Counsel

Attest:



/s/ JON RICHARDSON
Name: Jon Richardson
Title: Special Counsel to CEO, Assistant Secretary


                                      -2-